UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
March 18, 2008

New Jersey State of Incorporation	Commission File Number 1-3822	21-0419870 I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets
On March 18, 2008, Campbell Investment Company, a wholly-owned subsidiary of Campbell Soup Company (“Campbell”), completed the sale of its Godiva Chocolatier business to Yildiz Holdings A.S. (“Yildiz”) for $850 million pursuant to a Stock Purchase Agreement dated December 20, 2007. Yildiz, or an affiliate thereof, acquired all of the entities comprising the Godiva Chocolatier business worldwide. The purchase price is subject to certain post-closing adjustments.
Item 7.01 – Regulation FD Disclosure
On March 18, 2008, Campbell issued a press release announcing (i) the completion of the sale of its Godiva Chocolatier business, (ii) the use of approximately $600 million of the net proceeds from the sale of the Godiva Chocolatier business, and (iii) sales, adjusted earnings before interest and taxes and adjusted earnings per share guidance for fiscal 2008. A copy of the press release is attached as Exhibit 99.1.
The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 8.01 – Other Events
On March 18, 2008, Campbell announced that its Board of Directors has authorized using approximately $600 million of the net proceeds of the sale of the Godiva Chocolatier business to purchase Campbell stock in open market transactions. Campbell expects these purchases to be substantially completed in fiscal 2008. This share repurchase authority is in addition to Campbell’s ongoing practice of buying back shares sufficient to offset shares issued under incentive compensation plans.

Item 9.01 – Financial Statements and Exhibits
(b)	Pro forma Financial Information
The Campbell Soup Company Unaudited Pro Forma Financial Information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
(d)	Exhibits
99.1	Release dated March 18, 2008 announcing (i) the completion of the sale of Campbell’s Godiva Chocolatier business, (ii) the use of approximately $600 million of the net proceeds from the sale of the Godiva Chocolatier business, and (iii) sales, adjusted earnings before interest and taxes and adjusted earnings per share guidance for fiscal 2008.

99.2	Campbell Soup Company Unaudited Pro Forma Financial Information.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: March 18, 2008
	By:	/s/ Robert A. Schiffner

Robert A. Schiffner
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Release dated March 18, 2008 announcing (i) the completion of the sale of Campbell’s Godiva Chocolatier business, (ii) the use of approximately $600 million of the net proceeds from the sale of the Godiva Chocolatier business, and (iii) sales, adjusted earnings before interest and taxes and adjusted earnings per share guidance for fiscal 2008.

99.2	Campbell Soup Company Unaudited Pro Forma Financial Information.